Exhibit 21.1
Subsidiaries of Mueller Water Products, Inc.

Entity	State of incorporation or organization	Doing business as
CAM Valves and Automation, LLC	Kansas	Pratt Industrial
Echologics B.V.	Netherlands	N/A
Echologics, LLC	Delaware	Delaware Echologics, LLC
Echologics Delaware, LLC
Echologics of Delaware, LLC
Echologics Pte. Ltd.	Singapore	N/A
Henry Pratt Company, LLC	Delaware	Hydro Gate
Lined Valve Company
Milliken Valve
Henry Pratt International, LLC	Delaware	N/A
i2O Water Ltd	United Kingdom	N/A
i2O Water International Holdings Limited	United Kingdom	N/A
i2O Water Latinoamérica S.A.S.	Colombia	N/A
i2O Water Malaysia Sdn. Bhd.	Malaysia	N/A
i2O Water Spain SLU	Spain	N/A
James Jones Company, LLC	Delaware	James Jones Company of Delaware, LLC
Jingmen Pratt Valve Co., Ltd.	People’s Republic of China	N/A
Krausz Industries Development Ltd.	Israel	N/A
Krausz Industries Ltd.	Israel	N/A
Krausz USA Inc.	Delaware	Krausz Industries, Inc.
Mueller Canada Holdings Corp.	Canada	N/A
Mueller Canada Ltd.	Canada	Echologics
Mueller Canada
Mueller Canada Echologics
Mueller Co. International Holdings, LLC	Delaware	N/A
Mueller Co. LLC	Delaware	Mueller Manufacturing Company, LLC
Mueller Company, LLC
Mueller Co. LP
Mueller Co. New York LLC
Mueller Denmark ApS	Denmark	N/A
Mueller FBM, Inc.	Delaware	N/A
Mueller Group Co-Issuer, Inc.	Delaware	N/A
Mueller Group, LLC	Delaware	Mueller Flow, LLC
Mueller Group of Delaware, LLC
Mueller International Holdings Limited	United Kingdom	N/A
Mueller International, LLC	Delaware	Mueller International (N.H.)
Mueller Middle East (FZE)	United Arab Emirates	N/A
Mueller Products and Solutions, LLC	Delaware	N/A
Mueller Property Holdings, LLC	Delaware	N/A

Exhibit 21.1

Mueller Service California, Inc.	Delaware	N/A
Mueller Service Co., LLC	Delaware	Mueller Service Co. of Delaware
Mueller Service Co. of Delaware, LLC
Mueller Systems, LLC	Delaware	Mueller Systems of Delaware, LLC
Mueller Systems PR, LLC	Puerto Rico	N/A
MWP Israel, Ltd	Israel	N/A
OSP, LLC	Delaware	OSP Properties, LLC
OSP of Delaware, Limited Liability Company
PCA-Echologics Pty Ltd.	Australia	N/A
Singer Valve (Taicang) Co., Ltd.	People’s Republic of China	N/A
U.S. Pipe Valve & Hydrant, LLC	Delaware	N/A